EXHIBIT 21
SUBSIDIARIES OF BNP RESIDENTIAL PROPERTIES, INC.
As of February 28, 2006
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                                               State of                        Business
             Subsidiary Name                 Organization                        Name
------------------------------------------ ------------------ --------------------------------------------
BNP Residential Properties                 Delaware           Same
   Limited Partnership

Subsidiaries of BNP Residential Properties Limited Partnership:
BNP/Abbington, LLC                         Delaware           Abbington Place Apartments
BNP Realty, LLC                            North Carolina     Allerton Place Apartments
                                                              Fairington Apartments
                                                              Latitudes Apartments
                                                              Madison Hall Apartments
                                                              Oak Hollow Apartments
                                                              Paces Village Apartments
                                                              Summerlyn Place Apartments
Barrington Place Associates, LLC           North Carolina     Barrington Place Apartments
Beach Investment Properties, LLC           North Carolina     Canterbury/Oxford Apartments
Beach Investment - SPE, Inc.               North Carolina     Same
BNP/BIC Holdings, LLC                      North Carolina     Same
BNP/Brookford Place, LLC                   Delaware           Brookford Place Apartments
BNP/Carriage Club, LLC                     Delaware           Carriage Club Apartments
BNP/Chason Ridge, LLC                      Delaware           Chason Ridge Apartments
BNP/Chrysson Phase I, LLC                  North Carolina     Same
BNP/Harbour, LLC                           North Carolina     Marina Shores Waterfront Apartments
BNP/Harrington, LLC                        Delaware           Bridges at Mallard Creek Apartments, Phase 2
BNP/Harris Hill, LLC                       Delaware           Bridges at Mallard Creek Apartments, Phase 1
BNP/Oakbrook, LLC                          Delaware           Oakbrook Apartments
BNP/PC Annex, LLC                          North Carolina     Same
BNP/Paces Commons, LLC                     Delaware           Paces Commons Apartments
BNP/Paces Watch, LLC                       Delaware           Paces Watch Apartments
BNP/Pepperstone, LLC                       Delaware           Pepperstone Apartments
BNP Residential Management                 North Carolina     Same
   Services, LLC
BNP/Savannah, LLC                          Delaware           Savannah Place Apartments
BNP/Southpoint, LLC                        Delaware           Bridges at Southpoint Apartments
BNP/The Place, LLC                         South Carolina     Bridges at Pelham Apartments
BNP/Timbers, LLC                           Delaware           Timbers Apartments
BNP/Waterford, LLC                         Delaware           Waterford Place Apartments
BNP/Waverly Place, LLC                     Delaware           Waverly Place Apartments
BNP/Wind River, LLC                        North Carolina     Bridges at Wind River Apartments
BNP/Woods Edge, LLC                        Delaware           Woods Edge Apartments
CGY Properties (Myrtle Beach), LLC         North Carolina     Hamptons at South Park Apartments
Laurel Springs II, LLC                     North Carolina     Laurel Springs II Apartments
Salem Ridge/Shugart, LLC                   North Carolina     Salem Ridge Apartments
Timberline Ventures, LLC                   North Carolina     Laurel Springs Apartments
Timberline - SPE, Inc.                     North Carolina     Same
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                                               State of                       Business
             Subsidiary Name                 Organization                        Name
------------------------------------------ ------------------ --------------------------------------------
Subsidiary of BNP Realty, LLC:
BNP Management, Inc.                       North Carolina     Same

Subsidiaries of BNP/BIC Holdings, LLC:
Marina Shores Associates One,              Virginia           Marina Shores Apartments
   Limited Partnership (50% interest as
   general partner)
The Villages of Chapel Hill Limited        North Carolina     The Villages of Chapel Hill Apartments
   Partnership (1% interest as general
   partner)
The Villages of Chapel Hill - Phase 5      North Carolina     The Villages of Chapel Hill - Phase 5 Apartments
   Limited Partnership (1% interest as
   general partner)
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